EXHIBIT 10.3



                                AGENCY AGREEMENT

November 23, 2001

Infowave Software, Inc.
4664 Lougheed Highway,
Suite 200
Burnaby, British Columbia
V5C 5T5

Attention:  Todd Carter, Chief Financial Officer

Dear Sir:

     Canaccord Capital Corporation (the "Agent") understands that Infowave Software, Inc. (the "Corporation") proposes to offer for sale in the Qualifying Provinces (as hereinafter defined) and to "accredited investors" in the United States (as hereinafter defined) by way of private placement (the "Offering") up to US$5,000,000 of special warrants of the Corporation (each, a "Special Warrant" and collectively, the "Special Warrants") at a price (the "Offer Price") being the lower of: (a) Cdn$0.69; and (b) eighty-five percent (85%) of the weighted average trading price of the Corporation's common shares (each, a "Common Share" and collectively, the "Common Shares") on The Toronto Stock Exchange (the "TSE") for the five (5) trading days preceding the Closing Date (as hereinafter defined) per Special Warrant. The Agent also understands that Commonwealth Associates LLP ("Commonwealth") has agreed to act as agent on behalf of the Corporation in connection with a concurrent offering to "accredited investors" in the United States of a minimum of US$5,000,000 of Special Warrants and a maximum of US$10,000,000 (which may be increased by the amount not sold by the Agent under this Offering) of special warrants on the same terms as the Special Warrants at the Offer Price (the "Commonwealth Offering").

     Each Special Warrant shall entitle the holder thereof, upon exercise and without payment of any additional consideration, to be issued one unit (each, a "Unit" and collectively, the "Units") comprised of one Common Share and, subject to the usual adjustment provisions, one-half of one Common Share purchase warrant (each, a "Purchase Warrant" and collectively, the "Purchase Warrant") at any time prior to 4:00 p.m. (Vancouver time) (the "Expiry Time") on the earlier of (the "Expiry Date"): (a) the third business day following the date on which a receipt has been issued by the last of the securities regulatory authorities in the Qualifying Provinces (as hereinafter defined), where Special Warrants are sold, for a final prospectus (the "Prospectus") qualifying the issue of the Units underlying the Special Warrants (the "Prospectus Qualification"); and (b) the date which is 12 months following the Closing Date (as hereinafter defined).

     Each whole Purchase Warrant shall entitle the holder thereof to purchase one Common Share at a price equal to one hundred and thirty percent (130%) of the Offer Price until the date (the "Purchase Warrant Expiration Date"), which is the earlier of: (a) three years from the Closing Date; and (b) 30 days after the Corporation gives written



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                                      -2-



notice (the  "Notice")  that the closing  trading price for the Common Shares on the TSE had equalled or exceeded at least Cdn.$9.00 for a period of 20 consecutive trading days ending within five (5) days of the delivery of the Notice, provided the Common Shares are at the time trading on the TSE, the New York Stock Exchange, the American Stock Exchange, the Nasdaq SmallCap market or Nasdaq National market and the Common Shares underlying the Purchase Warrants are not subject to any lock-up provisions imposed by the Corporation or the
Agent. The Purchase Warrants shall also provide for a method of "cashless exercise", which shall allow the holder to exchange a Purchase Warrant, in whole or in part, for that number of Common Shares (rounded to the next highest integer) equal to (a) the number of Common Shares specified by the holder thereof (the "Total Number") less (b) the number of Common Shares equal to the quotient obtained by dividing (x) the product of the Total Number and the existing exercise price of the Purchase Warrants by (y) the current market value of a Common Share. This formula shall apply only when the prevailing market price is higher than the exercise price of the Purchase Warrants and results in the Corporation issuing fewer Common Shares while the holder of Purchase Warrants obtains the same economic value. The Corporation shall use reasonable commercial efforts to take all steps and proceedings necessary to file a preliminary prospectus (the "Preliminary Prospectus") in the Qualifying Provinces as soon as practicable after the Closing Date. In addition, the Corporation shall use its reasonable commercial efforts to file and obtain receipts for the Prospectus, in a form acceptable to the Agent, in each of the Qualifying Provinces as soon as possible but not later than the Qualification Deadline (as hereinafter defined).

     The Special Warrants and the Units are being offered in the United States in accordance with Section 4(2) of the 1933 Act and Rule 506 of Regulation D and outside the United States in accordance with Regulation S.

     The Corporation upon and subject to the terms and conditions contained herein, hereby appoints the Agent as its exclusive Canadian agent and the Agent hereby accepts the appointment and agrees to act as Canadian agent, to use its commercially reasonable efforts to solicit, on a best efforts basis, offers to purchase up to US$5,000,000 of Special Warrants. The Agent may form and manage a group of Canadian investment dealers to offer the Special Warrants for sale on such terms as the Agent may determine, and the term "Dealers" as used herein means the Agent together with any such other Canadian investment dealers. It is understood and agreed that no Dealer is under any obligation to purchase any Special Warrants, although any Dealer may subscribe for and purchase Special Warrants if it so desires.

     Thirty percent (30%) of the proceeds from the Offering shall be placed in escrow at Closing with the Computershare Trust Company of Canada (the "Trust Agent") and such proceeds, plus interest accrued thereon, shall be held by the Trust Agent and shall be released to the Corporation at the Expiry Time on the Expiry Date.

     In addition, the Corporation, upon and subject to the terms and conditions contained herein, hereby appoints the Agent as fiscal agent (the "Fiscal Agent") of the


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                                      -3-



Corporation and the Agent hereby agrees to act as Fiscal Agent in connection with the preparation and filing of the Preliminary Prospectus and the Prospectus together with any Prospectus Amendment required to be filed in consideration for which, the Fiscal Agent shall receive a cash fee of US$100,000 (the "Fiscal Advisor Fee"), plus applicable taxes, payable on the Closing Date out of the working capital of the Corporation. In addition, the Agent shall receive on the Closing Date a special broker's option (the "Fiscal Advisor Option") exercisable into, for no additional consideration, Fiscal Advisor Warrants to acquire that number of units (each a "Fiscal Advisor Unit" and collectively, the "Fiscal Advisor Units") equal to one and one-half percent (1.5%) of the number of Special Warrants sold pursuant to the Offering, on the same terms as the Broker's Options as set forth below. Each Fiscal Advisor Unit shall be comprised of one Common Share and one half of one Common Share purchase warrant (each a "Fiscal Advisor Purchase Warrant" and collectively, the "Fiscal Advisor Purchase Warrants"). Each whole Fiscal Advisor Purchase Warrant shall entitle the holder thereof to purchase one Common Share at a price equal to one hundred and thirty percent (130%) of the Offer Price until the date which is three years from the Closing Date. Any Fiscal Advisor Fee paid or Fiscal Advisor Warrants issuable shall be credited against any Agency Fee (as hereinafter defined) paid or Broker's Option issuable under Section 2.1 hereof.

     As additional consideration for services rendered, the Agent shall be entitled to receive at Closing:

     (i) a fee for services rendered in connection with the Offering equal to seven percent (7%) of the aggregate gross proceeds of the Offering; and

     (ii) the Broker's Option (as hereinafter defined) exercisable into, for no additional consideration, the Compensation Warrants to acquire that number of Units equal to seven and one-half percent (7.5%) of the number of Special Warrants sold pursuant to the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one Compensation Unit (as defined in Section 2.2 below) at a price per Compensation Unit equal to the Offer Price divided by 0.85 for a period of 36 months (or 24 months if otherwise required by law or applicable securities regulatory authorities or the TSE) following the Closing Date.

     The issuance of the Compensation Warrants and the Fiscal Advisor Warrants shall be qualified pursuant to the Prospectus qualifying the securities underlying the Special Warrants to the maximum extent permitted by law or the rules and policies of any applicable regulatory authority (provided that if the total number of Compensation Warrants and Fiscal Advisor Warrants are to be so limited, they shall be limited on a pro rata basis between Commonwealth and the Agent, provided that in no event shall the Agent have less than 2/3rds of its Fiscal Advisor Warrants qualified under the Prospectus). Notwithstanding the foregoing, the Agent shall be entitled, at a minimum, to the Agency Fee as set forth in Section 2.1 hereof and the Broker's Option as set forth in Section 2.2 hereof.


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                                      -4-



     The Agent shall not offer or sell the Fiscal Advisor Option or the Broker's Option or any securities issued directly or indirectly upon exercise thereof in the United States to a U.S. Person without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available.

     All actions to be undertaken in the United States in connection with the matters contemplated herein, shall be undertaken by the Agent through its affiliate Canaccord Capital Corporation (USA) Inc.


                                   DEFINITIONS

In addition to the terms defined above, in this Agreement:

"accredited investor" means an accredited investor as defined in Rule 501(a) of Regulation D;

"affiliate", "distribution", "material change", "material fact", "misrepresentation", and "subsidiary" means, with respect to circumstances to which the Canadian Securities Laws of a particular jurisdiction apply, an affiliate, distribution, material change, material fact, misrepresentation and subsidiary defined under the Canadian Securities Laws of such Province and, if not so defined, an affiliate, distribution, material change, material fact, misrepresentation and subsidiary as defined in the Securities Act (British Columbia);

"Agency Fee" means a cash fee equal to seven percent (7%) of the gross proceeds realized by the Corporation from the sale of Special Warrants, payable to the Agent pursuant to Section 2.1;

"Agreements" means this Agreement, the Subscription Agreements, the Purchase Warrant Indenture and the Special Warrant Indenture, and the agreements and/or certificates representing the Special Warrants, the Purchase Warrants, the Broker's Option, the Compensation Warrants, the Fiscal Advisor Option and the Fiscal Advisor Warrants, as the case may be;

"Broker's Option" has the meaning given to it in Section 2.2;

"Broker Unit Shares" has the meaning given to it in Section 2.2;

"Broker Warrants" has the meaning given to it in Section 2.2;

"Broker Warrant Certificate" has the meaning given to it in Section 2.2;

"Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the Province of British Columbia;

"Closing" means the completion of the issue and sale by the Corporation and the purchase by the Purchasers of Subject Securities as contemplated in this Agreement;


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                                      -5-



"Closing  Date" in  respect  of the  issue,  purchase  and  sale of the  Subject
Securities, means the date of the initial Closing, as the Agent and the Corporation may agree, and the date of any subsequent Closings, as the Agent and the Corporation may agree, and, in the event of any subsequent Closings, all provisions of this Agreement shall apply mutatis mutandis. However, for purposes of the expiry date of any securities issued pursuant to this Agreement, the Closing Date shall be the date of the initial Closing;

"Closing Time" means 8:30 a.m. (Toronto time) on the Closing Date or such other time as the Corporation and the Agent may agree;

"Compensation Options" has the meaning given to it in Section 2.2;

"Fiscal Agent" means Canaccord Capital Corporation;

"Fiscal Advisor Warrants" has the meaning given to it in Section 2.3;

"Fiscal Advisor Fee" means a cash fee equal to US$100,000 plus applicable taxes payable to the Fiscal Agent;

"Foreign Issuer" means a foreign issuer as defined in Regulation S;

"Information Record" means any statement, other than a statement relating solely to or provided by the Agent, contained in any press release, material change report, financial statement or other document of the Corporation which has been or is publicly disseminated pursuant to any Securities Laws or U.S. securities laws prior to the Closing Time;

"Intellectual Property" means, collectively, all intellectual property rights of whatsoever nature, kind or description including: (i) all trade-marks, service marks, trade-mark and service mark registrations, trade-mark and service mark applications, trade names and any other trade-mark and service mark rights; (ii) all copyrights and applications therefor, including all computer software and rights related thereto; (iii) all inventions, patents, patent applications and patent rights (including any patents issuing on such applications or rights);
(iv) all trade secrets and proprietary and confidential information; (v) all industrial designs and registrations thereof and applications therefor; (vi) all renewals, modifications, developments and extensions of any of the items listed in clauses (i) through (vi) above; and (vii)all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

"Notice" has the meaning given to it in Section 21;

"Prospectus Amendment" means any amendment to the Preliminary Prospectus and the Prospectus;

"Prospectus Qualification" means the filing of the Prospectus in the Qualifying Provinces and the obtaining of receipts therefor from the Securities Commissions prior to the Qualification Deadline;

"Purchase Warrant Agent" means Computershare Trust Company of Canada, as warrant agent of the Purchase Warrants, pursuant to the Purchase Warrant Indenture; and

"Purchase Warrant Indenture" means the Purchase Warrant indenture dated the Closing Date, to be entered into between the Corporation and the Purchase Warrant Agent;

"Purchasers" means all purchasers of Special Warrants offered for sale or sold as contemplated herein;

"Qualification Deadline" means the 90th day following the Closing Date;

"Qualifying Provinces" means the provinces of Ontario, British Columbia and Alberta and elsewhere in Canada where agreed between the Agent;

"Regulation D" means Regulation D adopted by the SEC under the 1933 Act;

"Regulation M" means Regulation M adopted by the SEC under the 1934 Act;

"Regulation S" means Regulation S adopted by the SEC under the 1933 Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Commissions" means the securities commissions or other securities regulatory authorities in the Qualifying Provinces;

"Selling Jurisdictions" means the Qualifying Provinces and the United States;

"Securities Law" means all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Provinces and all applicable federal and state securities laws of the United States;

"Special Warrant Agent" means Computershare Trust Company of Canada, as warrant agent of the Special Warrants pursuant to the Special Warrant Indenture;

"Special Warrant Indenture" means the Special Warrant indenture dated the Closing Date, to be entered into between the Corporation and the Special Warrant Agent;

"Subject Securities" means the Special Warrants;

"Subscription Agreement" means a subscription agreement executed by a Purchaser in the form agreed upon between the Agent and the Corporation;



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                                      -7-



"Subsidiary" means Infowave USA Inc.;

"Supplementary Materials" means all amended or supplemental statements or other documents required to be filed by the Corporation under the laws or the Securities Law of the Qualifying Provinces and of any Prospectus Amendment or other document required to be filed under Section 7 of this Agreement; all in a form and substance satisfactory to the Agent and its counsel;

"Transaction Documents" means this Agreement, the Purchase Warrant Indenture and the Special Warrant Indenture, and the respective certificates for the Broker's Option, the Fiscal Advisor Option, the Compensation Warrant and the Fiscal Advisor Warrant;

"Transfer Agent" means Computershare Trust Company of Canada, as registrar and transfer agent of the common shares of the Corporation;

"TSE" means The Toronto Stock Exchange;

"Underlying Securities" means the Common Shares and Purchase Warrants underlying the Special Warrants; the Compensation Warrants underlying the Broker's Option; the Fiscal Advisor Warrants underlying the Fiscal Advisor Option; and the Common Shares and Compensation Purchase Warrants (as defined in Section 2.2 below) underlying the Compensation Warrants and Fiscal Advisor Purchase Warrants underlying the Fiscal Advisor Warrants; and the Common Shares underlying the Purchase Warrants, Compensation Purchase Warrants and the Fiscal Advisor Purchase Warrants;

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. Person" means any person as defined in Rule 902(k) of Regulation S;

"Year-End Statements" has the meaning given to it in Section 7.1(q);

"1933 Act" means the United States Securities Act of 1933, as amended; and

"1934 Act" means the United States Securities Exchange Act of 1934, as amended.


                              TERMS AND CONDITIONS

1.   Sale on an Exempt Basis

     1.1  The Agent shall offer for sale and sell the Special Warrants:

          (i) only in the Qualifying Provinces, the United States and other foreign jurisdictions which have been agreed to between the Corporation and the Agent, acting reasonably, in compliance with all applicable Securities Laws and the applicable securities laws of such other jurisdictions; and



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                                      -8-



          (ii) only to such Purchasers and in such manner so that, pursuant to the provisions of applicable Securities Laws or the securities laws of such other jurisdictions, no prospectus or offering memorandum need be filed or delivered in connection therewith and no continuous disclosure obligations arise on behalf of the Corporation.

     1.2 The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation in connection with the purchase and sale of the Special Warrants, so that the placement of the Special Warrants may lawfully occur without the necessity of filing a prospectus or an offering memorandum in the United States or Qualifying Provinces (but on terms that shall permit the Common Shares and Purchase Warrants acquired by the Purchasers in the Qualifying Provinces to be sold by such Purchasers at any time in the Qualifying Provinces subject to applicable Securities Laws and the Agent shall use commercially reasonable efforts to cause Purchasers to complete any forms required by applicable Securities Laws ). All such filings shall be made by the Corporation on behalf of the party legally responsible to file the same and all fees payable in connection with such filings shall be at the sole expense of the Corporation.

     1.3 Neither the Corporation nor the Agent shall (i) provide to prospective purchasers any document or other material that would constitute an offering memorandum within the meaning of applicable Securities Laws other than the federal and state securities laws of the United States; or (ii) cause the sale of the Special Warrants to be advertised in printed media of general and regular paid circulation, radio, television, the Internet or any other form of electronic media or otherwise.


2.   Agency Fee

     2.1 The Corporation agrees to pay to the Agent at the Closing Time the Agency Fee in consideration of the services to be rendered by the Agent in connection with the Offering, which services shall include:

          (a)  endeavoring to arrange for Purchasers for the Subject Securities;

          (b)  assisting  in  the   preparation  of  the  form  of  subscription
               agreements to be entered into by the Purchasers of the Special Warrants;

          (c) assisting in the preparation of the Purchase Warrant Indenture and the Special Warrant Indenture; and

          (d)  otherwise advising the Corporation with respect to the Offering.



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                                      -9-



     2.2 In addition to the Agency Fee, the Corporation shall issue to the Agent at the Closing Time: (a) special broker's options (the "Broker's Option") exercisable into, for no additional consideration, compensation warrants (the "Compensation Warrants") entitling the Agent to acquire, in the aggregate, that number of units (the "Compensation Units") equal to seven and one-half percent (7.5%) of the number of Special Warrants sold by the Agent pursuant to the Offering. Each Compensation Warrant shall entitle the holder thereof to acquire one Compensation Unit at a price per Unit equal to the Offer Price divided by 0.85 for a period of 36 months following the Closing Date. Each Compensation Unit shall be comp warrant (each a "Compensation Purchase Warrant" and collectively, the "Compensation Purchase Warrants"). Each whole Compensation Purchase Warrant shall entitle the holder thereof to purchase one Common Share at a price equal to one hundred and thirty percent (130%) of the Offer Price until the date which is 36 months from the Closing Date The issuance of the Compensation Warrants and the Fiscal Advisor Warrants (as defined in Section 2.3 below) shall be qualified pursuant to the Prospectus qualifying the securities underlying the Special Warrants to the maximum extent permitted by the applicable Securities Laws of any applicable Qualifying Province (provided that if the total number of Compensation Warrants and Fiscal Advisor Warrants (as defined in
          Section 2.3 below) which may be qualified is to be so limited, it shall be limited on a pro rata basis with any similar limitation applicable to Commonwealth, provided that in no event shall the Agent have less and two thirds (2/3) of its Fiscal Advisor Warrants qualified under the Prospectus). Notwithstanding the foregoing, the Agent shall be entitled, at a minimum, to the Agency Fee as set forth in Section 2.1 and the Broker's Option as set forth in this Section 2.2.

     2.3 The Corporation shall pay to the Fiscal Agent the Fiscal Advisor Fee at the Closing Time. In addition, the Fiscal Agent shall receive on the Closing Date a special broker's option (the "Fiscal Advisor Option") exercisable into, for no additional consideration, compensation warrants (the "Fiscal Advisor Warrants") to acquire that number of units (the "Fiscal Advisor Units") equal to one and one-half percent (1.5%) of the number of Special Warrants sold pursuant to the Offering, on the same terms of the Broker's Options as set forth in
          Section 2.2. Any Fiscal Advisor Fees paid, or Fiscal Advisor Warrants issuable under this Section 2.3 shall be credited against any Agency Fee paid under Section 2.1 or Broker's Option issuable under Section 2.2.

     2.4 Whether or not the Offering is completed, the Corporation shall pay all fees, disbursements, expenses and any applicable taxes thereon in connection with or incidental to the Offering including, without limitation, the reasonable out-of-pocket expenses of the Agent and the reasonable fees and expenses of counsel for the Agent.


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                                      -10-



3.   Prospectus

     3.1 The Corporation shall as soon as practicable following the Closing Date, use its reasonable commercial efforts to prepare and file in the Qualifying Provinces the Preliminary Prospectus qualifying the distribution of the Common Shares and Purchase Warrants issuable upon exercise of the Special Warrants and, to the maximum extent permitted by law and, in accordance with Section 2.2 hereof, the Compensation Warrants issuable upon exercise of the Broker's Option and the Fiscal Advisor Warrants issuable upon exercise of the Fiscal Advisor Option and the underlying securities thereof. The Corporation shall use its reasonable commercial efforts to obtain a receipt for such Preliminary Prospectus promptly following such filing.

     3.2 The Corporation shall deliver draft copies of all documents to the Agent and its counsel sufficiently in advance of any filing so as to allow the Agent and its counsel to review such documents and provide comments. The Agent shall be under no obligation to sign the certificate page of the Preliminary Prospectus, Prospectus, Prospectus Amendment or any Supplementary Material unless it is satisfied, in its sole discretion, that the applicable Securities Laws has been complied with.

     3.3  The Corporation shall use its reasonable commercial efforts to:

          (i) resolve and satisfy all comments and deficiencies raised by the Securities Commissions in the Qualifying Provinces in respect of the Preliminary Prospectus;

          (ii) as soon as possible thereafter, but not later than the Qualification Deadline prepare and file and obtain a receipt for the Prospectus qualifying the distribution of the Common Shares and Purchase Warrants issuable upon exercise of the Special Warrants and, to the maximum extent permitted by applicable Securities Law other than the state and federal securities laws of the United States, the Compensation Warrants issuable upon exercise of the Broker's Option and the Fiscal Advisor Warrants issuable upon exercise of the Fiscal Advisor's Option and the underlying securities thereof; and

          (iii)fulfill and comply with, to the satisfaction of the Agent's counsel, acting reasonably, all applicable Securities Law to be fulfilled or complied with by the Corporation to enable the Common Shares and Purchase Warrants issuable upon exercise of the Special Warrants to be lawfully distributed to the public in the Qualifying Provinces. The Corporation shall use its reasonable commercial efforts to ensure that such requirements (including the issuance of the final receipt by each of the Securities Commissions) shall be fulfilled on or before the Qualification Deadline.


4.   Delivery of Prospectus and Related Documents

     4.1 The Corporation shall deliver or cause to be delivered to the Agent and the Agent's counsel the documents set out below at the respective times indicated:

          (a) prior to the filing of the Prospectus with the Securities Commissions, signed copies of the Prospectus in form and substance satisfactory to the Agent at the addresses specified in
               Section 21 and, without charge to the Agent, on the second Business Day following as many commercial copies of the Prospectus (together with any documents incorporated by reference), as the case may be, in such cities in the Selling Jurisdictions as the Agent may reasonably request; and

          (b) signed copies of any other documents required to be filed by the Corporation under the laws of the Qualifying Provinces in compliance with Securities Law applicable therein; and

          (c) at the time of delivery to the Agent of the Prospectus, a comfort letter from KPMG LLP, dated the date of the Prospectus and addressed to the board of directors of the Corporation and the Agent, in form and substance satisfactory to the Agent, acting reasonably, relating to the verification of the financial and accounting information in respect of the Corporation and other numerical data contained in the Prospectus which comfort letter shall be based on a review by KPMG LLP having a cut-off date of not more than two Business Days prior to the date of such letter and shall be in addition to any comfort letters which must be filed with Securities Commissions pursuant to applicable Canadian Securities Laws.

5.   Delivery Constitutes Representation and Consent

     5.1 Delivery of the Preliminary Prospectus, the Prospectus, any Prospectus Amendment or any Supplemental Material shall constitute a representation and warranty by the Corporation to the Agent that at the time of delivery:

          (a) all information and statements (except information and statements relating solely to or provided by the Agent) contained therein are true in all respects at the time of delivery thereof and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Subject Securities, the Broker's Option, the Fiscal Advisor Option and the Underlying Securities;

          (b) no material fact or information has been omitted from such document which is required to be stated therein or is necessary to make the statements or information contained therein not misleading in light of the circumstances in which they were made; and

          (c) such document complies with the requirements of the Securities Laws other than the state and federal securities laws of the United States.

     5.2 Such deliveries shall also constitute the consent and authorization of the Corporation to the use by the Agent of the Preliminary Prospectus, the Prospectus, any Prospectus Amendment, and any Supplemental Material in connection with the distribution of the securities contemplated in this Agreement to be in compliance with this Agreement.

6.   Representations and Covenants of the Agent

     6.1  The Agent shall:

          (a) comply with all applicable Securities Laws in connection with the Offering and the Prospectus Qualification;

          (b) not offer or sell Special Warrants so as to require registration thereof, filing of a prospectus with respect thereto or require the Corporation to become subject to ongoing reporting requirements under the laws of any jurisdiction other than that of the Qualifying Provinces or those to which the Corporation is already subject or as otherwise agreed with the Corporation; and

          (c) as soon as practicable upon the Corporation obtaining the necessary receipts for the Prospectus relating to the Prospectus Qualification from the Securities Commissions in each of the Qualifying Provinces, deliver one copy of the Prospectus (together with any Prospectus Amendment required to be provided) to each Purchaser of the Special Warrants.

     6.2  The Agent hereby represents and warrants that:

          (a) the Special Warrants, Units, Purchase Warrants, Fiscal Advisor Purchase Warrants and Compensation Purchase Warrants and all of the underlying Common Shares issuable upon exercise of such securities (the "Securities") have not been and will not be registered with the SEC under the 1933 Act and that the Special Warrants are being offered and sold in reliance upon an exemption from registration provided by Regulation S in the case of offers and sales outside the United States, and in the case of offers and sales by the Agent or any selected dealer of the Agent in the United States, by the exemption from registration provided by Rule 506 of Regulation D;

          (b) the Agent, any selected dealer of the Agent, if applicable, or any of their respective affiliates (A) have not engaged or will not engage in any "Directed Selling Efforts" within the meaning of Regulation S with respect to the Securities, (B) other than offers and sales in accordance with Section 6.2(e), have not made or will not make (x) any offer to sell or solicitation of an offer to buy any of the Securities to any person or (y) any sale of the Securities to any person unless (1) the offer is not made to any person in the United States, (2) the seller of such Securities and any person acting on its behalf reasonably believes that at the time such person placed the order to purchase Securities such person was outside the United States and
               (3) such sale is otherwise in compliance with the applicable requirements of Regulation S, (C) have not taken or will not take any action which would constitute a violation of Regulation M, or
               (D) have not solicited or will not solicit offers for, or have not made or will not make offers to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of the 1933 Act;

          (c) all offers and sales of the Securities in the United States have been and will be made in compliance with all applicable United States federal and state laws with respect to the registration and conduct of securities brokers and dealers;

          (d) the Agent has caused or will promptly cause each selected dealer of the Agent to acknowledge in writing its awareness of and agreement to be bound by and shall use its best efforts to ensure that each selected dealer complies with the representations and warranties contained in this Agreement in connection with all offers and sale of the Securities;

          (e) the Securities have been and shall be offered and sold by the Agent and selected dealers in the United States only in compliance with all applicable state securities ("blue sky") laws of the United States and in a transaction exempt from registration requirements of the 1933 Act, pursuant to Rule 506 of Regulation D, to persons that are "accredited investors" within the meaning of Rule 501(a) of Regulation D; and

          (f) the Agent has not entered, and will not enter, into any contractual arrangement without the prior written consent of the Company with respect to the placement of the Securities, except
               (i) with its affiliates; or (ii) with selected dealers in accordance with the certificate attached hereto as Schedule "C".

7.   Material Change During Distribution

     7.1 Commencing on the date hereof and until the completion of distribution of the Common Shares, the Corporation shall promptly notify the Agent in writing of:

          (a) any change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation or its Subsidiary that would be material to the Corporation and its Subsidiary taken as a whole, and

          (b) any change in any material fact or any misstatement of any material fact contained in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment, or the existence of any new material fact not disclosed in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment,

               which change, misstatement or new material fact is, or may be, of such a nature as to render the Preliminary Prospectus, the Prospectus or any Prospectus Amendment misleading or untrue or would result in a misrepresentation therein or would result in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment not complying with any Securities Laws other than the state and federal securities laws of the United States, as the case may be, or which change, misstatement or new material fact would reasonably be expected to have an adverse effect on the market price or value of the common shares of the Corporation.

     7.2 The Corporation shall promptly, and in any event within any applicable time limitation, comply, to the satisfaction of the Agent, with all applicable filings and other requirements under the Securities Laws and the rules and by-laws of the TSE and, if applicable, United States securities laws as a result of such change, misstatement or new material fact referred to in Section 7.1, provided that the Corporation shall not file any Prospectus Amendment or other document relating to the Subject Securities without first obtaining the approval of the Agent, after consultation with the Agent with respect to the form and content thereof, which approval shall not be unreasonably withheld or delayed. The

          Corporation shall in good faith discuss with the Agent any such fact, misstatement or new material fact (actual, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether written notice need be given under this paragraph. The Corporation shall allow the Agent to conduct all "due diligence" investigations which, in the reasonable opinion of the Agent, are required in order to responsibly execute any certificate required to be executed by the Agent in any Prospectus Amendment. The Corporation shall promptly deliver or cause to be delivered to the Agent and the Agent's counsel a copy of each Prospectus Amendment, signed as required by applicable Securities Laws by all parties other than the Agent, as well as opinions and letters with respect to each such Prospectus Amendment to the same effect as those referred to in
          Section 4 and dated the date of such Prospectus Amendment.

     7.3 The delivery to the Agent of a Prospectus Amendment shall constitute a representation and warranty to the Agent by the Corporation with respect to the Preliminary Prospectus or the Prospectus, as the case may be, as amended, modified or superceded by such Prospectus Amendment and by each Prospectus Amendment previously delivered to the Agent as aforesaid, to the same effect as set forth in Sections 4 and
          5. Such delivery shall also constitute the consent and authorization of the Corporation to the use of the Preliminary Prospectus, or the Prospectus, as the case may be, as so amended, by the Agent in connection with the distribution of the Common Shares and the Purchase Warrants underlying the Special Warrants, the Compensation Purchase Warrants underlying the Broker's Options and the Fiscal Advisor
          Warrants underlying the Fiscal Advisor Option in the Selling Jurisdictions.

     7.4 The Corporation shall deliver or cause to be delivered to the Agent, as soon as possible, without charge, as many commercial copies of any Prospectus Amendment in such cities in the Selling Jurisdictions as the Agent may request.

8.   Representations and Warranties of the Corporation

     8.1 The Corporation represents and warrants to the Agent and each of the Purchasers, and acknowledges that each of the Purchasers is relying upon such representations and warranties, that:

          (a) each of the Corporation and its Subsidiary is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, is duly qualified to carry on its business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, and has all requisite corporate power and authority to carry on its business, to own, lease and operate its property and assets and to execute, deliver and perform its obligations under this Agreement;

          (b) the Corporation, either directly or indirectly, beneficially owns all of the issued and outstanding shares of the Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever (except for security granted to Thomas Koll or the Toronto-Dominion Bank), all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, of any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiary or any other security convertible into or exchangeable for any such shares;

          (c) each of the Corporation and the Subsidiary, holds all material licences, certificates, registrations, permits, consents or qualifications required by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary in order to enable its business to be carried on as now conducted and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and do not contain any unusual burdensome provision, condition or limitation which has a material adverse effect on the operation of the business of the Corporation or the Subsidiary, taken as a whole, as now conducted or as presently proposed to be conducted and the Corporation has not received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, registrations, permits, consents, or qualifications which, if the subject of an unfavourable decision, ruling or finding would adversely affect the conduct of the business, operations, financial condition or income or future prospects of the Corporation and the Subsidiary (taken as a whole);

          (d) no reorganization, amalgamation, merger, acquisition or disposition of assets not in the ordinary course of business by the Corporation or other change in the business, operations or capital of the Corporation (other than the transactions contemplated herein) is pending which could reasonably be expected to have a material adverse effect on the market price or value of the Common Shares;

          (e) the Corporation has full corporate power and authority to undertake the Offering, the Prospectus Qualification and all other transactions contemplated herein;

          (f) the Transaction Documents have been or shall be duly authorized and have been, or shall be, executed and delivered by the Corporation, as applicable, and constitute, or shall constitute upon execution and delivery, legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally, the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction and that rights to indemnity and waiver of contribution may be limited by applicable law;

          (g) the authorized capital of the Corporation consists of 200,000,000 Common Shares of which 23,411,003 Common Shares are validly issued and outstanding as fully paid and non-assessable as at November 23, 2001, and no person or other entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for or the right to purchase any of the issued or unissued securities of the Corporation except as disclosed in Schedule A;

          (h) the Corporation is not in default under or in breach of, and the execution, delivery, performance of and compliance by the Corporation with the terms of the Transaction Documents and, the issuance, sale and delivery of the Subject Securities and the Underlying Securities shall not result in a breach of, and shall not create a state of facts which, after notice or lapse of time or both, shall result in a breach of, and shall not conflict with
               (i) any of the terms, conditions or provisions of the constating documents or by-laws of the Corporation (or its Subsidiary), (ii) any material indenture, agreement (written or oral), contract lease or other instrument to which the Corporation (or its Subsidiary) is a party or by which the Corporation (or its Subsidiary) is or shall be contractually bound as of the Closing Time, (iii) any law, statute, rule or regulation applicable to the Corporation (or its Subsidiary), and (iv) any judgment, decree or order binding the Corporation (or its Subsidiary) or the property or assets of the Corporation (or its Subsidiary);

          (i) no legal or governmental proceedings (including in respect of any class action) are pending or, to the knowledge of the Corporation, are threatened to which the Corporation and/or its Subsidiary is a party or to which the property of the Corporation and/or its

               Subsidiary is subject that would result individually or in the aggregate in any adverse material change in the operations, business or condition of the Corporation and its Subsidiary, taken as a whole;

          (j) except as described in Schedule B, there are no actions, suits or proceedings pending or affecting or, to the knowledge of the Corporation, threatened against the Corporation in any court or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, the outcome of which would have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Corporation or which affects or may affect the distribution of the Subject Securities or the Underlying Securities and the Corporation is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

          (k) each of the Corporation and its Subsidiary has good title to all of its assets and undertakings (for the purpose of this clause, the foregoing is referred to as the "Interest") and its Interest is free and clear of adverse claims, except for security granted to Thomas Koll or the Toronto-Dominion Bank and for those arising in the ordinary course of business;

          (l) the proceeds received from the Offering shall be used substantially in the manner that shall be disclosed in the Preliminary Prospectus, the Prospectus and any Prospectus Amendment;

          (m) Computershare Trust Company of Canada, at its principal offices in the City of Vancouver and the City of Toronto is the duly appointed Transfer Agent of the Common Shares and Computershare Trust Company of Canada shall at the Closing Time be the duly appointed Purchase Warrant Agent of the Purchase Warrants pursuant to the Purchase Warrant Indenture and as Special Warrant Agent of the Special Warrants pursuant to the Special Warrant Indenture;

          (n) the audited annual financial statements of the Corporation as at and for the year ended December 31, 2000 contained in the Corporation's annual report for the year ended December 31, 2000:

               (i) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

               (ii) representfully, fairly and correctly the assets, liabilities and financial condition of the Corporation as at December 31, 2000 and the results of its operations and the changes in its financial position for the year then ended;

               (iii)are  in  accordance  with  the  books  and  records  of  the
                    Corporation; and

               (iv) contain and reflect all necessary  adjustments  for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the period covered thereby;

          (o) the unaudited consolidated interim financial statements of the Corporation and its Subsidiary as at and for the nine months ended September 30, 2001:

               (i) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of preceding periods;

               (ii) represent  fully,  fairly  and  correctly  the  consolidated assets, liabilities and financial condition of the Corporation as at September 30, 2001 and the consolidated results of its operations and the changes in its financial position for the period then ended;

               (iii)are  in  accordance  with  the  books  and  records  of  the
                    Corporation; and

               (iv) contain and reflect all necessary  adjustments  for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the period covered thereby,

                    and there has not been any material adverse change in the financial position of the Corporation, or its business, assets, liabilities or undertaking (absolute, accrued, contingent or otherwise) since September 30, 2001 other than as publicly disclosed;

          (p) KPMG LLP, the auditors of the Corporation, are independent public accountants as required under Securities Law other than the state and federal securities laws of the United States and there has not been any disagreement (within the meaning of National Policy Statement No. 31) with the present or former auditors of the Corporation other than as disclosed in the Information Record;

          (q) there are no outstanding issues or disagreements with the auditors of the Corporation in connection with the financial statements of the Corporation for the year ended December 31, 2000 (the "Year-End Statements") or any fact or issue that would or could lead to a disagreement with the auditors;

          (r) to the knowledge of the Corporation, there are no facts or issues relating to the Corporation that would require the auditors to provide a qualified report in connection with the Year-End Statements;

          (s) the Corporation does not intend to have any write downs or any write-offs with respect to any of the Corporation's assets for the year ended December 31, 2001;

          (t) the Corporation is not aware of any liability for which a reserve has not been previously made;

          (u) since September 30, 2001, (i) there has not been any material change or a change in a material fact in the business, affairs, financial position, operations, business prospects, undertakings, assets, liabilities or obligations, contingent or otherwise or capital of the Corporation, and (ii) there has been no transaction entered into by the Corporation, other than those in the ordinary course of business or those that have been publicly disclosed;

          (v) the Corporation is a "reporting issuer" in the Qualifying Provinces and is not in default under Securities Laws in the Qualifying Provinces. In particular, without limiting the foregoing, the Corporation is in compliance with its obligations to make timely disclosure of all material changes relating to it and since September 30, 2001 no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed;

          (w)  no   portion   of   the    Information    Record    contained   a
               misrepresentation as at its date of public dissemination;

          (x) the Special Warrants, Broker's Option, Fiscal Advisor Option or any Underlying Securities of the Corporation do not constitute "foreign property" within the meaning of the Income Tax Act (Canada), or any amendments thereto publicly announced by the Minister of Finance prior to that time;

          (y) the Corporation is a Foreign Issuer and reasonably believes that there is no substantial U.S. market interest (as defined in

               Regulation S) in the Securities, and neither the Corporation nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities and shall include, without limitation, the placement of any advertisement in a publication with a general circulation in the United States that refers to the placement of the Special Warrants ("Directed Selling Efforts" within the meaning of Regulation S). The Corporation is not, and agrees to use its best efforts not to become at any time prior to the expiration of three years after the Closing Date, an "investment company" as defined in the United States Investment Company Act of 1940, as amended. Neither the Corporation nor any of its affiliates has taken or will take any action which would cause the exemptions afforded by Regulation S or Regulation D to be unavailable for the offer and sale of the Securities pursuant to this Agreement or which would constitute a violation of Regulation M. Neither the Corporation, its affiliates nor any person acting on its behalf has (i) within the last six months offered or sold any Common Shares or any securities convertible into or exchangeable for Common Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act or in a transaction which violated the registration requirements of the 1933 Act, or (ii) offered or will offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of the 1933 Act;

          (z) the offer, offer for sale, and sale of the Special Warrants and Units and the Common Shares issuable upon the exercise of the Purchase Warrants have not been registered under 1933 Act. The Special Warrants and Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D, and the Company will file all appropriate notice of offering with the SEC;

          (aa) assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and related documents, and (ii) that the Agent has complied in all material respects with the provisions of Regulation D and this Agreement, the offer and sale of the Special Warrants and the Units pursuant to the terms of this Agreement are exempt from registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder;

          (bb) neither the Corporation nor its Subsidiary is in default in the observance or performance of any term or obligation to be performed by it under any contract entered into and no event has occurred which with notice or lapse of time or both would directly or indirectly constitute such a default, in any such case which default or event would have a material adverse effect on its assets or properties, business, results of operations, prospects or condition (financial or otherwise);

          (cc) the outstanding Common Shares of the Corporation are listed and posted for trading on the TSE and the TSE has conditionally approved the listing of the Common Shares issuable upon exercise of the Special Warrants, Purchase Warrants, Compensation Warrants and Fiscal Advisor Warrants, subject to satisfaction of customary conditions;

          (dd) other than the Agent, there is no person acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or fee in connection with the sale of the Subject Securities;

          (ee) the books and records of the Corporation made available to the Agent, or their counsel, in connection with their due diligence investigations for the periods from their respective dates of creation, incorporation to the date of examination thereof are the original books and records of the Corporation and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of such entities and there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors to the date of review of such records and books not reflected in such books and other records;

          (ff) the Special Warrants, Broker's Option and Fiscal Advisor Option shall be duly and validly authorized and created, and shall be duly and validly issued as fully paid and non-assessable securities of the Corporation, at the Closing Time; the Purchase Warrants, the Compensation Purchase Warrants and the Fiscal Advisor Purchase Warrants shall be duly and validly authorized at the Closing Time and shall be duly and validly created and issued as fully paid and non-assessable securities of the Corporation upon the exercise of the Special Warrants in accordance with its terms; the Compensation Warrants and Fiscal Advisor Warrants issuable upon the exercise of the Broker's Option and Fiscal Advisor Option, respectively, have been duly and validly authorized and upon their issuance in accordance with their terms; the Common Shares shall be duly and validly authorized and created and shall be duly and validly issued as fully paid and non-assessable securities of the Corporation upon the exercise of the Special Warrants, Purchase Warrants, Compensation Warrants, Compensation Purchase Warrants, Fiscal Advisor Warrants and the Fiscal Advisor Purchase Warrants;

          (gg) the Corporation is the absolute owner or has the sole and exclusive right to use, or is the licensee, sub-licensee or franchisee, as the case may be, of all Intellectual Property used by the Corporation and which is material to the Corporation in the operation of its business without making any payment to any person or granting any rights to any person in exchange therefor, other than in accordance with the terms of any such license, sub-license or franchise arrangement. No event has occurred during the registration or filing of, or during any other proceeding relating to such Intellectual Property owned by the Corporation that would make invalid or unenforceable, or negate the right to issuance or use of any of such Intellectual Property owned by the Corporation. Except as otherwise disclosed to the Agent, there is no Intellectual Property of any person which, to the knowledge of the Corporation, impairs or prevents, in any material respect, the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Corporation;

          (hh) the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby shall not breach, violate or conflict with any instrument or agreement governing any of the Intellectual Property used by the Corporation in the operation of its business, and shall not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of such Intellectual Property or in any way impair the right of the Corporation to use, sell, license or dispose of or to bring any action for the infringement of any of such Intellectual Property or portion thereof;

          (ii) all appropriate employees of, and consultants to, the Corporation have entered into agreements with the Corporation pursuant to which all Intellectual Property developed by them in the course of their relationships with the Corporation belong solely, without  any  restrictions  or  obligations  whatsoever,  to  the
               Corporation. The Corporation has taken all reasonable and practical steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all appropriate employees of the Corporation or consultants, third party developers or any other persons with access to or knowledge of the Corporation's Intellectual Property) sufficient to safeguard and maintain the secrecy and confidentiality of, and proprietary rights in, all of the Corporation's material Intellectual Property;

          (jj) except as otherwise disclosed to the Agent, none of the development, manufacture, marketing, license, sale or use of any product currently sold by the Corporation or its Subsidiaries or currently under development violates, in any material respect, any contract to which the Corporation or its Subsidiaries is a party or knowingly infringes, in any material respect, any
               Intellectual Property of any person. Without limiting the generality of this paragraph (jj) hereof, except as disclosed to the Agent, there are no pending and, to the knowledge of the Corporation, no threatened, proceedings, litigation or other adverse claims affecting, or with respect to, any part of the material Intellectual Property used by the Corporation in the operation of its business and, to the knowledge of the Corporation, no person is infringing upon such material Intellectual Property of the Corporation;

          (kk) except for temporary trading halts pending announcements, no order ceasing or suspending trading in securities of the
               Corporation  or  prohibiting   the  sale  of  securities  by  the
               Corporation has been issued and, to the knowledge of the Corporation, no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

          (ll) since September 30, 2001 the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its common shares or other securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or other securities or agreed to do any of the foregoing;

          (mm) there is not in the constating documents of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its common shares;

          (nn) except for Thomas Koll, the Corporation does not owe any money to, nor has the Corporation any present loans to, or borrowed any monies from, or is otherwise indebted to any officer, director, employee, shareholder or any person not dealing "arm's length" (as such term is defined in the Income Tax Act (Canada)) with the Corporation;

          (oo) the Corporation is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages;

          (pp) the Corporation is not a party to any contract with any labour union or employee association or made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreement and to the knowledge of the Corporation there are no current attempts to organize or establish any labour union or employee association, nor is there any certification of any such union with regard to a bargaining unit;

          (qq) the assets of the Corporation and its Subsidiary and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice or present any claim thereunder;

          (rr) the Corporation is not aware of any legislation, or proposed legislation which it anticipates shall adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Subsidiary, taken as a whole;

          (ss) all taxes (including income tax, capital tax, payroll taxes, employer health tax, worker's compensation payments, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Corporation and the Subsidiaries have been paid. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of the Corporation or any of the Subsidiaries is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or any of the Subsidiaries, in any case

          (tt) no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any common shares or any other security convertible into or exchangeable for any such shares, except as set forth in Schedule "A" hereto, or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding securities of the Corporation;

          (uu) the Corporation has conducted and is conducting its business in compliance in all material respects, with all applicable laws, statutes, by-laws, rules and regulations of each jurisdiction in which its business is carried on and holds all material licenses, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted, and all such licenses, registrations, permits, consents and qualifications are valid and subsisting and in good standing in all respects;

          (vv) the Corporation has not: committed an act of bankruptcy nor is it insolvent, proposed a compromise or arrangement to its creditors generally, had a petition for a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have itself declared bankrupt, wound-up or dissolved, taken any proceedings to have a receiver appointed to any of its property or had any execution or distress become enforceable or become levied upon any of its properties;

          (ww) the Corporation's equipment is adequate and sufficient for the conduct of its business as presently conducted;

          (xx) the books and records of the Corporation are true and complete in all material respects;

          (yy) to the knowledge of the Corporation, none of the directors, officers or principal shareholders of the Corporation (or such shareholders' respective principals) is or has ever been subject to any prior regulatory, criminal or bankruptcy proceeding in Canada or elsewhere;

          (zz) except for Thomas Koll, the Corporation does not owe any money to, nor has the Corporation any present loans to, or borrowed any monies from, or is otherwise indebted to any officer, director, employee, shareholder or any person not dealing at "arm's length" (as such term is defined in the Income Tax Act (Canada)) with the Corporation except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation;

          (aaa)except for Thomas Koll, the Corporation is not a party to any material contract, agreement or understanding with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation;

          (bbb)no officer of the Corporation and no entity which is an affiliate or associate or any one or more of the foregoing owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the Corporation;

          (ccc)to the knowledge of the Corporation, after due enquiry, no present or former officer, director, employee or shareholder of the Corporation has any cause of action, or other claim whatsoever, against, or owes any amount to, the Corporation in connection with the Corporation except for any claims in the ordinary and normal course of the business of the Corporation such as for accrued vacation pay and accrued benefits under any employee plans;

          (ddd)all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporation;

          (eee)there have not been and there are not currently any material disagreements or other difficulties with any of the Corporation's employees, or former employees, which is adversely affecting or could reasonably adversely affect, in a material manner, the carrying on of the Corporation's business; and

          (fff)the Corporation has not received notice nor is it otherwise aware that its business relationship with any of its principal customers, suppliers and project and/or joint venture partners and/or participants shall terminate in the next twelve (12) months other than pursuant to the terms of the respective agreements between the parties.


9.   Covenants of the Corporation

     9.1 The Corporation hereby covenants to and with the Agent and each of the Purchasers that:

          (a) it shall prior to the Prospectus Qualification, obtain all necessary regulatory consents from the TSE to the Offering on such terms and conditions as are mutually acceptable to the Agent and the Corporation, acting reasonably;

          (b) it shall prior to the Closing, use reasonable commercial efforts to arrange for the conditional listing for trading of the Common Shares issuable upon exercise of the Special Warrants, the Purchase Warrants, the Compensation Warrants, the Compensation Purchase Warrants, the Fiscal Advisor Warrants and the Fiscal Advisor Purchase Warrants on the TSE, subject to the usual conditions. The Corporation further covenants and agrees to use reasonable commercial efforts to cause such approval to be obtained prior to the Closing Date;

          (c) it shall use reasonable commercial efforts to maintain the listing of the Common Shares on the TSE, or on such other stock exchange or quotation system acceptable to the Agent and its status as reporting issuer in good standing and its equivalent under the securities legislation of the Qualifying Provinces for the period of 36 months from the date of the Prospectus Qualification;

          (d) it shall take all steps necessary to authorize the execution and delivery of the Agreements and to duly and punctually perform all obligations to be performed by it under the Agreements;

          (e) it shall at all times allow the Agent and its representatives to conduct all due diligence which the Agent may reasonably require to be conducted in order to fulfill its obligations as "underwriter" under Securities Law other than the state and federal securities laws of the United States and in order to enable the Agent to responsibly execute any certificate required to be executed in connection with a Prospectus, and it shall be a condition precedent to the Agent's execution of any certificate in any Prospectus that the Agent and its counsel be satisfied, acting reasonably, as to the form and content of such Prospectus;

          (f) the Common Shares shall, upon issuance, be duly issued as fully-paid and non-assessable shares in the capital of the Corporation, and shall have attributes corresponding in all material respects to the description therefore set forth in the Agreements, as the case may be;

          (g)  it  shall   appoint  and   maintain   the  due   appointment   of
               Computershare Trust Company of Canada, or any successor trustee which may be appointed in accordance with the Special Warrant

               Indenture and Purchase Warrant Indenture, as Special Warrant trustee and Purchase Warrant trustee, respectively;

          (h) without the written approval of the Agent, it shall not issue, agree to issue or announce the issuance of any Common Shares or any securities convertible into or exchangeable, directly or indirectly, for or exercisable to acquire Common Shares or other equity securities of the Corporation, other than in connection with the exercise of convertible securities outstanding as of the date hereof, for a period commencing on the date hereof and ending on the date that is the earlier of 120 days following the Closing Date or 30 days following the Prospectus Qualification (the "Restrictive Period") without the prior written agreement of the Agent, such agreement not to be unreasonably withheld, the Closing Date, other than: (a) as part of the Commonwealth Offering; (b) the issuance of options which may be granted to consultants, directors, officers and employees pursuant to existing stock option plans; (c) Common Shares to be issued to satisfy consultant, employee or director stock options or instruments; (d) the issuance of warrants which have been publicly disclosed but not issued pending receipt of regulatory approval; (e) Common Shares to be issued to satisfy existing warrants and those warrants which have been publicly disclosed but not issued pending receipt of regulatory approval; (f) the issuance of any securities contemplated as part of the Offering;
               (g) the issuance of any securities in connection with an acquisition of any company, business or other entity or the licence of any technology; (h) the issuance of any securities in connection with an amalgamation, merger, arrangement or sale of the Corporation; or (i) the issuance of any securities in connection with a takeover bid defence by the Corporation;

          (i) it shall ensure that at the Closing, the Common Shares, Special Warrants, Purchase Warrants, Broker's Option, Compensation Warrants, Compensation Purchase Warrants, Fiscal Advisor Option, Fiscal Advisor Warrants and Fiscal Advisor Purchase Warrants do not constitute "foreign property" within the meaning of the Income Tax Act (Canada) or any amendments thereto publicly announced by the Minister of Finance from time to time;

          (j) it shall use the net proceeds of the Offering for purposes that shall be set forth in the Prospectus or any Prospectus Amendment;

          (k) it shall deliver a copy of the Preliminary Prospectus and the Prospectus (and any Prospectus Amendment thereto) to all holders of Special Warrants and ensure compliance with the requirements of applicable securities legislation in respect of the offering for sale and sale of the Special Warrants, the distribution of the securities underlying the Special Warrants and the issue and distribution of the Broker's Option and the Fiscal Advisor Warrants and the Common Shares and Compensation Purchase Warrants underlying the Compensation Warrants and the Common Shares and Fiscal Advisor Purchase Warrants underlying the Fiscal Advisor Warrants, respectively, and, without limitation to the foregoing, the completion and filing of the Preliminary Prospectus and the Prospectus;

          (l) it shall enter into the Purchase Warrant Indenture and Special Warrant Indenture with the Purchase Warrant Agent and Special Warrant Agent, respectively, in a form satisfactory to the Agent, by the Closing Time;

          (m) prior to the Closing Time, it shall have created the Special Warrants, the Broker's Option, the Fiscal Advisor Option; authorized for issuance: the Purchase Warrants issuable upon the exercise of the Special Warrants; the Compensation Warrants issuable upon exercise of the Broker's Option; the Fiscal Advisor Warrants issuable upon the exercise of the Fiscal Advisor Option, the Compensation Purchase Warrants issuable upon exercise of the Compensation Warrants and the Fiscal Advisor Purchase Warrants issuable upon exercise of the Fiscal Advisor Warrants; and reserved and allotted for issuance the Common Shares issuable upon exercise of the Special Warrants, Compensation Warrants, Compensation Purchase Warrants, Fiscal Advisor Warrants, Fiscal Advisor Purchase Warrants and Purchase Warrants, as the case may be, and obtained all necessary approvals in connection with the creation and issuance of the Special Warrants, Broker's Option and Fiscal Advisor Option and the Underlying Securities, as applicable, so that the Special Warrants, Broker's Option and Fiscal Advisor Option and the Underlying Securities shall be issued as fully-paid and non-assessable securities of the Corporation;

          (n)  it shall complete all filings as may be necessary or desirable or
               as  may  be  requested  by  the  Agent,  acting  reasonably,   in
               connection with the Offering; and

          (o) any press release relating to the Offering shall be drafted in accordance with the requirements suggested by U.S. counsel to the Company for the purpose of ensuring compliance with Rule 135c under the 1933 Act.

10.  Due Diligence

     10.1 The Agent shall have the right to conduct due diligence, inquiries and investigations on all matters it considers necessary or desirable prior to the filing of the Preliminary Prospectus, the Prospectus and any Prospectus Amendment, and the Corporation shall facilitate the Agent's ability to do so. The completion of the Offering, and the Agent's approval of the Preliminary Prospectus, the Prospectus and any Prospectus Amendment, shall be conditional upon the Agent being completely satisfied with the results of such due diligence, inquiries and investigations and receipt of all opinions, certificates (including, without limitation, as to representations and warranties relating to the Corporation and the Offering), comfort letters (of auditors and otherwise) and other documents as the Agent, or its counsel, may consider necessary or desirable, in all such cases, acting reasonably.


11.  Closing

     11.1 The Closing shall occur at the Closing Time at the offices of Cassels Brock & Blackwell LLP, 2100 - 40 King Street West, Toronto, Ontario M5H 3C2, or at such other place as the Corporation and the Agent may agree to in writing. At the Closing Time, the Corporation shall deliver to the Agent:

          (a) certificates representing the Subject Securities registered in such manner as the Agent shall direct not less than 24 hours prior to Closing;

          (b) a direction to deduct the Agency Fee and Fiscal Advisor Fee and expenses as set forth in Section 2 hereof, from the proceeds of the sale of the Subject Securities purchased by the Agent hereunder at the Closing Time, which the Corporation agrees to pay to the Agent for its services in connection with the issuance and sale of the Special Warrants from the gross purchase price for the Special Warrants owing to the Corporation by the Agent; and

          (c)  such further documentation as may be contemplated herein.

12.  Closing Conditions

     12.1 The Agent's obligations under this agreement and each Purchaser's obligation to purchase the Subject Securities at the Closing Time, shall be conditional upon the fulfillment of the following conditions, which conditions are for the sole benefit of the Agent and may be waived in writing in whole or in part by the Agent in its sole discretion:

          (a) prior to the Closing Date, the Corporation shall have made and/or obtained the necessary filings, approvals, consents and acceptances required to be made or obtained by the Corporation under Securities Law other than the state and federal securities laws of the United States (including the receipt of all approvals from the TSE) in connection with the offering of the Subject Securities and the Underlying Securities on terms which are acceptable to the Corporation and the Agent, acting reasonably;

          (b) all authorizations and approvals shall have been obtained by the Corporation, for the execution, delivery and performance by such parties of the Transaction Documents and for the issuance of the Subject Securities, the Broker's Option and the Fiscal Advisor Option and the Underlying Securities; including shareholder approval, all authorizations and approvals shall have been obtained by the Corporation for the execution, delivery and performance by the Corporation of the Transaction Documents;

          (c) the Corporation shall deliver to the Agent, at the Closing Time, a separate certificate dated the Closing Date addressed to the Agent and signed by the President and the Chief Financial Officer of the Corporation or any two other senior officers of the Corporation acceptable to the Agent, acting reasonably, certifying for and on behalf of the Corporation to the effect that:

               (i) the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement to be complied with and satisfied at or prior to the Closing Time;

               (ii) the   representations  and  warranties  of  the  Corporation
                    contained herein are true and correct as at the Closing Time, with the same force and effect as if made on and as at the Closing Time;

               (iii)no  order,  ruling or  determination  having  the  effect of ceasing the trading of the Common Shares of the Corporation or the Subject Securities, the Broker's Option, the Fiscal Advisor Option or Underlying Securities, or suspending the sale thereof, has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened;

               (iv) the  Commonwealth  Offering  shall have been completed for a minimum of US$5 million;

               (v) no failure or default on the part of the Corporation or the Subsidiary exists under any law or regulation applicable to them or under any licence, permit or other instrument granted or issued to them or under any contract, agreement or other instrument to which they are a party or by which they are bound, which may in any way materially adversely affect the Corporation or the Subsidiary taken as a whole or the execution, delivery and performance of the Transaction Documents or the allotment, issue and sale, as applicable, of the Subject Securities, Broker's Option and Fiscal Advisor Option or the Underlying Securities shall not result in any such default;

               (vi) the Corporation  has complied with all terms,  covenants and conditions of this Agreement on the Corporation's part to be complied with up to the Closing Time; and

               (vii)such  other   matters  as  the  Agent  or  its  counsel  may
                    reasonably require,

                    and all such matters shall in fact be true and correct as at the Closing Time;

          (d) all actions required to be taken by the Corporation including the passing of all requisite resolutions and all requisite filings with governmental authorities, shall have occurred at or prior to the Closing Time so as validly to authorize the execution and delivery of the Transaction Documents and the performance of the transactions contemplated hereby;

          (e) the Corporation shall have delivered to the Agent executed copies of the Purchase Warrant Indenture and Special Warrant Indenture, in form and substance satisfactory to the Agent and its counsel, acting reasonably;

          (f) the Corporation shall have caused a favourable legal opinion to be delivered by its counsel addressed to the Agent in a form and substance satisfactory to the Agent, acting reasonably, with respect to such matters as the Agent may reasonably request, including as to matters relating to corporate matters and the distribution of the Subject Securities, Broker's Option, Fiscal Advisor Option and Underlying Securities. In giving such opinions, counsel to the Corporation shall be entitled to rely, to the extent appropriate in the circumstances, upon opinions of local counsel acceptable to the Agent, acting reasonably, and shall be entitled to rely to the extent appropriate in the circumstances as to the matters of fact upon a certificate of an officer of the Corporation;

          (g) the Corporation shall deliver to the Agent, at the Closing Time, a separate certificate dated the Closing Date addressed to the
               Agent and signed by the Chief Financial Officer of the Corporation or any other senior officer of the Corporation acceptable to the Agent, acting reasonably, certifying for and on behalf of the Corporation its constating documents, including all resolutions of the board of directors relating to the transactions contemplated hereunder and the incumbency and specimen signatures of signing officers;

          (h) the Agent shall deliver to the Corporation and its counsel an executed certificate dated as of the Closing Date in the form attached as Schedule "C";

          (i) the Agent shall have received all such other documentation in form and substance satisfactory to the Agent, acting reasonably, as the Agent may reasonably request;

          (j) Computershare Trust Company of Canada has been duly appointed as Special Warrant Trustee under the Special Warrant Indenture and the Purchase Warrant Trustee under the Purchase Warrant Indenture; and

          (k) such other matters as the Agent or its counsel may reasonably require.

13.  Termination

     13.1 The Agent may at any time terminate this Agreement by providing notice in writing to the Corporation at any time if:

          (a) there is, in the sole opinion of the Agent, a material change or a change in a material fact or a new material fact shall arise, not previously disclosed to the public, which would be expected to have an adverse effect on the business, affairs or profitability of the Corporation or in the market price or value of the common shares of the Corporation;

          (b) there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation, which in the sole opinion of the Agent adversely affects or may adversely affect the financial markets or the business, affairs or profitability of the Corporation;

          (c) the state of the financial markets is such that, in the sole opinion of the Agent, the Subject Securities cannot be profitably marketed or sold;

          (d) except as previously disclosed to the public, there is an inquiry or investigation (whether formal or informal) in relation to the Corporation, or any one of the Corporation's directors, officers or principal shareholders or the Corporation;

          (e) any order to cease trade in the securities of the Corporation is made by a competent securities regulatory authority; or

          (f) the Corporation is in breach of a term, condition or covenant of this Agreement or any representation or warranty given by the Corporation is or becomes false.

     13.2 All terms and conditions of this Agreement shall be construed as conditions, and any breach or failure by the Corporation to comply with any of such terms and conditions shall entitle the Agent to terminate its obligations under this Agreement by notice to that effect given to the Corporation at or prior to the Closing Time. The Agent may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

     13.3 The rights of termination contained in this Section 13 may be exercised by the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement. In the event of any termination, there shall be no further liability on the part of the Agent to the Corporation or on the part of the Corporation to the Agent, except in respect of any liability which may have arisen or may thereafter arise under paragraphs 14 and 15.

14.  Indemnity

     14.1 The Corporation covenants and agrees to indemnify and hold harmless the Agent, the affiliates and their respective directors, officers, employees, partners, agents and shareholders (each an "Indemnified Party") to the full extent lawful, from and to the full extent lawful, from and against any and all losses, claims, actions, damages, liabilities, costs, actions or expenses, joint or several, (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims, and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any actions, suits, proceedings, investigations or claims that may be made or threatened against any Indemnified Party but not including any amount for lost profits) caused or incurred by reason of:

          (a) any statement or information contained in the Preliminary Prospectus, the Prospectus or any Prospectus Amendment that may be filed on behalf of the Corporation under Securities Law other than the state and federal securities laws of the United States or any other document or material filed or delivered pursuant hereto (other than any statement or information relating solely to or provided by the Agent) containing or being alleged to contain a misrepresentation or being or being alleged to be untrue, false or misleading in the light of the circumstances under which it was made;

          (b) any statement (other than a statement relating solely to or provided by the Agent) contained in the Information Record which at the time and in the light of the circumstances under which it was made, contained or is alleged to have contained a misrepresentation or being or being alleged to be untrue, false or misleading;

          (c) any order made or inquiry, investigation or proceeding (formal or informal) commenced or threatened by any officer or official of any securities regulatory authority or by any competent authority based upon the circumstances described in clause 13.1 above which operates to prevent or restrict trading in or distribution of the Subject Securities, the Broker's Option, the Fiscal Advisor Option and the Underlying Securities in any of the Qualifying Provinces (except in so far as it relates to a restriction on the number of Compensation Warrants or Fiscal Advisor Warrants which may be qualified under the Prospectus);

          (d) the breach of any representations, warranties or covenants by the Corporation contained in the Transaction Documents, delivered pursuant hereto;

          (e) the Corporation not complying with any requirement of Securities Law in connection with the transactions contemplated by the Transaction Documents; or

          (f) otherwise caused by, resulting from, arisen out of or based upon, directly or indirectly, the performance of professional services rendered by an Indemnified Party, pursuant to this Agreement, provided that this indemnity may not be relied upon by any Indemnified Party in respect of any losses which result from any negligence, bad faith, willful misconduct or fraud by any Indemnified Party.

     14.2 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this Section 14.2 shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled, at its own expense, but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expenses of such counsel shall be borne by the Indemnified Party, unless (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim. It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or of any action, proceeding or investigation or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

     14.3 If for any reason (other than determinations as to any of the following events: a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such expenses, losses, claims, actions, damages or liabilities (except for loss of profits in connection with the sale of the Subject Securities) to which the Indemnified Party may be subject were primarily caused by the negligence, bad faith or willful misconduct of the Indemnified Party), the foregoing indemnification is unavailable to the Agent or any other Indemnified Party or insufficient to hold the Agent or any other Indemnified Party, harmless, the Corporation shall contribute to the amount paid or payable by the Agent or the other Indemnified Party as a result of such expense, loss, claim, action, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agent or any other Indemnified Party on the other hand but also the relative fault of the Corporation, the Agent or any other Indemnified Party as well as any relevant equitable considerations; provided that the Corporation shall in any event contribute any amount paid or payable by the Agent or any other Indemnified Party as a result of such expense, loss, claim, action, damage or liability which exceeds in the aggregate the amount of the fees received by the Agent under this Agreement.

     14.4 The Corporation hereby agrees that, in respect of any matter for which indemnity may be sought against the Corporation, in case any proceeding shall be brought against the Corporation and/or the Agent or any other Indemnified Party by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such authority shall investigate the Corporation and/or the Agent or any other Indemnified Party and the Agent or such other Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of this Agreement, the engagement of the Agent thereunder, or the performance of professional services rendered to the Corporation by the Agent thereunder, the Agent or such other Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including any amount to reimburse the Agent for time spent by its, or any of its affiliates, directors, officers, employees, partners or agents (collectively, "Personnel") in connection therewith, and out-of-pocket expenses incurred by its Personnel in connection therewith shall be paid by the Corporation as they occur.

     14.5 Promptly after receiving notice of an action, suit, proceeding or claim against the Agent or any other Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation and the Agent shall notify the Corporation in writing of the particulars thereof, shall provide copies of all relevant documentation to the Corporation and, unless the Corporation participates in the defense thereof as contemplated herein, shall keep the Corporation advised of the progress thereof and shall discuss all significant actions proposed. The omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Agent or any other Indemnified Party except only to the extent that any such delay in or failure to give notice as herein required prejudices the defense of such action, suit, proceeding, claim or investigation or results in any material increase in the liability which the Corporation would otherwise have under this indemnity had the Agent not delayed in or failed to give the notice required hereunder.

     14.6 The indemnity and contribution obligations of the Corporation hereunder shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Indemnified Parties, shall be binding upon and inure to the benefit of any successors, permitted assigns, heirs and personal representatives of the Corporation and the Agent and any other Indemnified Party. The foregoing provisions shall survive the completion of professional services rendered under this agreement or any termination of such services pursuant to the terms of this Agreement.

     14.7 To the extent that any Indemnified Party is not a party to this Agreement the Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

     14.8 The Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Prospectus or in any Prospectus Amendment; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to or provided by the Agent contained in such document.

     14.9 The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

15.  Expenses

     15.1 Whether or not the Offering is completed, all expenses of or incidental to the Offering, including without limitation, the preparation and filing of the Preliminary Prospectus, the Prospectus, or any Prospectus Amendment, listing fees, filing fees, printing expenses, costs relating to the preparation of video productions, the cost of any road shows and the Agent's reasonable out-of-pocket expenses (including the reasonable fees and disbursements of the Agent's counsel), shall be borne by the Corporation and payable at the Closing Time.

16.  Severability

     16.1 If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.  Survival of Indemnities, Representations and Warranties

     17.1 All representations, warranties, covenants and agreements of the Corporation herein contained or contained in documents submitted pursuant to this agreement and in connection with the transactions contemplated herein shall survive the purchase and sale of the Subject Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agent and each of the Purchasers, regardless of any subsequent disposition of the Subject Securities or any investigation by or on behalf of the Agent or any of the Purchasers with respect thereto for a period of two (2) years following the date hereof.

18.  Time of the Essence

     18.1 Time shall be of the essence of this Agreement.

19.  Governing Law

     19.1 This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of British Columbia with respect to any matter arising hereunder or related hereto.

20.  Funds

     20.1 All funds referred to in this Agreement shall be in Canadian dollars.

21.  Notice

     21.1 Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a "Notice") shall be in writing addressed as follows:

          if to the Corporation:

          Infowave Software, Inc.
          4664 Lougheed Highway,
          Suite 200
          Burnaby, British Columbia
          V5C 5T5

          Attention:       Mr. Todd Carter, Chief Financial Officer
          Telecopier Number:        (604) 473-3799
          with a copy to:

          Blake, Cassels & Graydon LLP
          Barristers & Solicitors
          Suite 2600, Three Bentall Centre
          P. O. Box 49314
          595 Burrard Street
          Vancouver, B.C.
          V7X 1L3

          Attention:       Mr. Geoff Belsher
          Telecopier Number:        (604) 631-3309

          or if to the Agent:

          Canaccord Capital Corporation
          2200-609 Granville Street
          Vancouver, BC
          V7Y 1H2

          Attention:       Mr. Jamie Brown
          Telecopier Number: (604) 643-7606

          with a copy to:

          Cassels Brock & Blackwell LLP
          Barristers & Solicitors
          Scotia Plaza
          40 King Street West, Suite 2100
          Toronto, Ontario  M5H 3C2

          Attention:       Mr. Norman Findlay
          Telecopier Number: (416) 350-6944,

          or to such other address as any of the parties may designate by Notice given to the others.

          Each Notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

22.  Counterparts and Facsimiles

     22.1 This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts and may be delivered by facsimile, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.  Successors and Assigns

     23.1 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement) and permitted assigns and upon the heirs, executors, legal representatives, successors and permitted assigns of the Agent. Neither party shall assign any of its rights or obligations hereunder without the consent of the other party hereto.

24.  Entire Agreement

     24.1 This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and cancels and supercedes any prior understandings and agreements between the parties hereto with respect thereto, including the engagement letter between the parties dated July 30, 2001. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

     If the above is in accordance with your understanding, please sign and return to the Agent a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding Agreement between the Corporation and the Agent.


                               CANACCORD CAPITAL CORPORATION


                               Per: --------------------------------------------
                                    Jamie Brown


     The above offer is hereby accepted and agreed to as of the date first above written.


                               INFOWAVE SOFTWARE, INC.


                               Per: --------------------------------------------
                                    Todd Carter

                                   SCHEDULE A


              OUTSTANDING OPTIONS, RIGHTS, WARRANTS OR OBLIGATIONS


                 Share Capital Structure as at November 23, 2001


Common Shares
-------------

Authorized:                                                 200,000,000
Issued & Outstanding:                                        23,411,003
Free-Trading                                                 23,411,003


Warrants                                                                        Price       Expiry
--------                                                                        -----       ------
Agents' Warrants                                                 46,200         $32.50     04/13/02
Unit Warrants                                                 1,136,364          $7.15     08/22/02
Agents' Warrants                                                113,636          $5.50     02/13/02
Agents' Warrants                                                 56,818          $7.15     02/13/02
Koll Warrants                                                 3,510,455          $1.10     07/24/04
------------------------------------------------------------------------
Total Warrants Outstanding                                    4,863,473


Stock Options
-------------

Outstanding:                                                  6,610,289


Combined Securities
-------------------


Fully Diluted:                                               34,884,765
--------------

                                   SCHEDULE B


                               LITIGATION MATTERS


The Corporation has received a letter on behalf of Geoworks Corporation ("Geoworks") asserting that it holds a patent on certain aspects of technology which are part of the Wireless Access Protocol ("WAP") standard. Certain of the Corporation's products use or operate in conjunction with WAP-compliant technology. After an internal investigation based upon the description provided by Geoworks of its purportedly patented technology, the Corporation believes that its products do not include implementation of the Geoworks technology.

The Corporation has received a letter from Glenayre Electronics, Inc. ("Glenayre") informing Infwoave that Glenayre may require indemnity under certain agreements the Corporation has with Glenayre. The Corporation has developed and supplied technology to Glenayre. After an internal investigation based upon the description provided by Glenayre in relation to its possible need for indemnity, the Corporation believes that the technology the Corporation developed and supplied to Glenayre does not infringe the intellectual property rights of any third party and therefore, that the Corporation does not need to indemnify Glenayre.

                       Form of Placement Agent Certificate


          Canaccord Capital Corporation (the "Placement Agent") hereby represents and warrants to Infowave Software, Inc. (the "Company") that in connection with the private placement of the Company's securities pursuant to the Agency Agreement dated November 23, 2001 between the Placement Agent and the Company (the "Agreement") as follows (all capitalized terms not otherwise defined herein having the meanings set forth in the Agreement):

     1. the Placement Agent acknowledges that the Special Warrants, Units, Purchase Warrants and all of the underlying Common Shares issuable upon exercise of such securities (the "Securities") have not been and will not be registered with the SEC under the 1933 Act and that the Special Warrants are being offered and sold in reliance upon an exemption from registration provided by Regulation S in the case of offers and sales outside the United States, and in the case of offers and sales by the Placement Agent or by selected dealers in the United States, by the exemption from registration provided by Rule 506 of Regulation D;

     2. the Placement Agent, or any selected dealer, if applicable, or any of their respective affiliates (A) have not engaged or will not engage in any Directed Selling Efforts within the meaning of Regulation S with respect to the Securities, (B) other than offers and sale made in accordance with Paragraph 5, have not made or will not make (x) any offer to sell or solicitation of an offer to buy any of the Securities to any person or (y) any sale of the Securities to any person unless (1) the offer is not made to any person in the United States,
(2) the seller of such Securities and any person acting on its behalf reasonably believes that at the time such person placed the order to purchase Securities such person was outside the United States and (3) such sale is otherwise in compliance with the applicable requirements of Regulation S, (C) have not taken or will not take any action which would constitute a violation of Regulation M, or (D) have not solicited or will not solicit offers for, or have not made or will not make offers to sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) or in any manner involving a public offering within the meaning of the 1933 Act;

     3. all offers and sales of the Securities in the United States have been and will be made in compliance with all applicable United States federal and state laws with respect to the registration and conduct of securities brokers and dealers;

     4. the Placement Agent has caused or will promptly cause each selected dealer of the Placement Agent to acknowledge in writing its awareness of and agreement to be bound by and shall use their best efforts to ensure that each selected dealer complies with the representations and warranties contained in this Certificate in connection with all offers and sale of the Securities;

     5. the Securities have been and shall be offered and sold by the Placement Agent and its selected dealers in the United States only in compliance with all applicable state securities ("blue sky") laws of the United States and in a transaction exempt from the registration requirements of the 1933 Act, pursuant to Rule 506 of Regulation D, to persons that are "accredited investors" within the meaning of Rule 501(a) of Regulation D; and

     6. the Placement Agent has not entered, and will not enter, into any contractual arrangement without the prior written consent of the Company with respect to the placement of the Securities, except (i) with their affiliates or
(ii) with its selected dealers in accordance with this Certificate.



                                         CANACCORD CAPITAL CORPORATION



                                         By:  ----------------------------------


                                         Its: ----------------------------------



     CANACCORD CAPITAL CORPORATION (USA), INC., the Placement Agent's selected dealer for placement of the Securities with persons in the United States of America, hereby agrees to be bound by and to use its best efforts to comply with the representations and warranties contained in this Certificate in connection with its offer and sale of the Securities.



                                       CANACCORD CAPITAL CORPORATION (USA), INC.




                                        By:  ----------------------------------


                                        Its: ----------------------------------